UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 14, 2004

Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-21859	36-3652087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 Diehl Road, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

(630) 579-2000

(Registrant’s telephone number)

Item 5. Other Events and Regulation FD Disclosure.

Factory Card & Party Outlet Corp. (the “Company”) has entered into an amendment to the Loan and Security Agreement, dated as of April 9, 2002, by and among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto, and Wells Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent (the “Loan Agreement”). The amendment extends the revolving credit facility through April 2007 and lowers various borrowing rates and fees associated with the facility. The Company currently intends to use future borrowings under the Loan Agreement to fund working capital requirements and general corporate purposes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.2	First Amendment Agreement dated April 9, 2004 by and among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto, and Wells Fargo Retail Finance II, LLC, as agent.

99.1	Press Release issued by Factory Card & Party Outlet Corp. dated April 14, 2004.

Item 12. Results of Operations and Financial Condition.

On April 14, 2004, the Company issued a press release announcing financial results for the fourth fiscal quarter and full year of 2003, net sales results of the Company’s operations for the first two fiscal months ended April 3, 2004 and an amendment to its Loan Agreement. A copy of this press release is attached hereto as Exhibit 99.1. This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.

/s/ James D. Constantine
James D. Constantine
Dated: April 14, 2004	Executive Vice President and
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.2	First Amendment Agreement dated April 9, 2004 by and among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto, and Wells Fargo Retail Finance II, LLC, as agent

99.1	Press Release issued by Factory Card & Party Outlet Corp. dated April 14, 2004